Exhibit (8)(A1)

AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment is entered into as of March 1, 2015, by and among Teachers Insurance and Annuity Association of America (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A of the Agreement (as defined below) as may be amended from time to time (individually and collectively the “Account”), the TIAA-CREF Funds (formerly, the TIAA-CREF Institutional Mutual Funds), Teachers Advisors, Inc. (“Adviser”) and Teachers Personal Investors Services, Inc. (“Underwriter”).

RECITALS

WHEREAS, the parties entered into a Participation Agreement dated December 21, 2006, as amended (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Company invests in shares of certain of the Funds as funding vehicles for Accounts that issue variable annuity products to persons that are registered owners of such products on the books and records of the Company, and the Company, through the Account, maintains on the books of the Funds one or more account(s) that hold Shares of the Funds; and

WHEREAS, the parties desire to amend the Agreement to reflect the addition of one Designated Portfolio to Schedule B entitled “Designated Portfolios and Classes”.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to amend the Agreement as follows:

1. Amendment.

(a) Schedule B of the Agreement is deleted in its entirety and replaced with Schedule B attached hereto.

2. Recitals Incorporated; Definitions. The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Appendices, Schedules and Exhibits Incorporated. All appendices and schedules referenced in this Amendment are incorporated herein.

4. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

5. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. Facsimile signatures shall have the same effect as manual signatures. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

TIAA-CREF FUNDS

By:	/s/ Glenn Brightman
Print Name:	Glenn Brightman
Title:	Senior Vice President

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on behalf of itself and each segregated asset account set forth on Schedule A

By:	/s/ Paul Van Heest
Print Name:	Paul Van Heest
Title:	Executive Vice President

TEACHERS PERSONAL INVESTORS SERVICES, INC.

By:	/s/ John G. Panagakis
Print Name:	John G. Panagakis
Title:	Senior Managing Director

TEACHERS ADVISORS, INC.

By:	/s/ Carol W. Deckbar
Print Name:	Carol W. Deckbar
Title:	Executive Vice President

SCHEDULE A

Separate Accounts of the Company

TIAA Separate Account VA-3

Dated: December 21, 2006

Schedule B

Designated Portfolios and Classes

1.	International Equity - Institutional Class	TIIEX
2.	Growth & Income - Institutional Class	TIGRX
3.	Large-Cap Value - Institutional Class	TRLIX
4.	Social Choice Equity - Institutional Class	TISCX
5.	Mid-Cap Growth - Institutional Class	TRPWX
6.	Mid-Cap Value - Institutional Class	TIMVX
7.	Small-Cap Equity - Institutional Class	TISEX
8.	International Equity Index - Institutional Class	TCIEX
9.	Large-Cap Growth Index - Institutional Class	TILIX
10.	S&P 500 Index - Institutional Class	TISPX
11.	Equity Index - Institutional Class	TIEIX
12.	Large-Cap Value Index - Institutional Class	TILVX
13.	Small-Cap Blend Index - Institutional Class	TISBX
14.	Real Estate Securities - Institutional Class	TIREX
15.	Bond Fund - Institutional Class	TIBDX
16.	Inflation Linked Bond - Institutional Class	TIILX
17.	Money Market - Institutional Class	TCIXX
18.	Large-Cap Growth - Institutional Class	TILGX
19.	High Yield - Institutional Class	TIHYX
20.	Bond Plus - Institutional Class	TIBFX
21.	Short Term Bond - Institutional Class	TISIX
22.	Lifecyc1e 2010 Fund – Institutional Class	TCTIX
23.	Lifecyc1e 2015 Fund – Institutional Class	TCNIX
24.	Lifecyc1e 2020 Fund – Institutional Class	TCWIX
25.	Lifecyc1e 2025 Fund – Institutional Class	TCYIX
26.	Lifecyc1e 2030 Fund – Institutional Class	TCRIX
27.	Lifecyc1e 2035 Fund – Institutional Class	TCIIX
28.	Lifecyc1e 2040 Fund – Institutional Class	TCOIX
29.	Lifecyc1e 2045 Fund – Institutional Class	TTFIX
30.	Lifecyc1e 2050 Fund – Institutional Class	TFTIX
31.	Lifecyc1e 2055 Fund – Institutional Class	TTRIX
32.	Lifecyc1e 2060 Fund – Institutional Class	TLXNX
33.	Lifecyc1e Retirement Income Fund – Institutional Class	TLRIX
34.	Bond Index – Institutional	TBIIX
35.	Emerging Markets Equity – Institutional	TEMLX
36.	Emerging Markets Equity Index – Institutional	TEQLX

Dated: March 1, 2015